Exhibit 10.12

SIXTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

NUSCALE POWER, LLC

An Oregon limited liability company

dated as of May 2, 2022

THE LIMITED LIABILITY COMPANY INTERESTS IN NUSCALE POWER, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND HAVE BEEN OR ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE COMPANY AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE COMPANY AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

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(continued)

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SIXTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF NUSCALE POWER, LLC

THIS SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of NUSCALE POWER, LLC, an Oregon limited liability company (the “Company”), dated as of May 2, 2022, is entered into by and among the Members that are party hereto, NUSCALE POWER CORP., a Delaware corporation (the “Manager”), and each other Person as may become a Member from time to time, pursuant to the provisions of this Agreement.

WHEREAS, the Company’s current operating agreement is the Fifth Amended and Restated Operating Agreement, dated April 1, 2021 (the “Fifth Operating Agreement”);

WHEREAS, as set forth in the Agreement and Plan of Merger, by and among the Company, the Manager, and Spring Valley Merger Sub, LLC, dated December 13, 2021 (as further amended or modified in whole or in part from time to time in accordance with such agreement, the “Merger Agreement”), in the Merger (as defined in this Agreement), the Fifth Operating Agreement is amended and restated in its entirety by this Agreement, with this Agreement superseding and replacing the Fifth Operating Agreement in its entirety; and

WHEREAS, immediately upon the effectiveness of this Agreement and without any action required on part of the Company or any Member, the Recapitalization (as defined in this Agreement) occurs.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

Article I

GENERAL PROVISIONS

Section 1.1      Organization. The Company has been organized as an Oregon limited liability company by the filing of the Articles of Conversion and the Articles of Organization, pursuant to the OBCA and the Act on September 30, 2011.

Section 1.2      Name. The name of the Company is “NuScale Power, LLC.” The Company may also conduct business at the same time under one or more fictitious names if the Manager determines that such is in the best interests of the Company. The Company may change its name, from time to time, in accordance with Law.

Section 1.3      Principal Place of Business; Other Places of Business. The principal business office of the Company shall be in Portland, Oregon or such other location as may be designated by the Manager from time to time. The Company may maintain offices and places of business at such other place or places within or outside the State of Oregon as the Manager deems advisable.

Section 1.4      Designated Agent for Service of Process. So long as required by the Act, the Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Oregon. The address of the registered office of the Company in the State of Oregon is 8130 SW Beaverton-Hillsdale Hwy., Portland, Oregon 97225. The Company’s registered agent for service of process at such address is Registered Agent Solutions, Inc.

Section 1.5      Term. The term of the Company shall be perpetual unless and until the Company is dissolved in accordance with the Act or this Agreement. Notwithstanding the dissolution of the Company, the existence of the Company shall continue until its termination pursuant to this Agreement or as otherwise provided in the Act.

Section 1.6      No State Law Partnership. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member shall be an agent, partner or joint venturer of any other Member, for any purposes other than for U.S. federal, state, and local tax purposes, and this Agreement shall not be construed to suggest otherwise. Each Member hereby acknowledges and agrees that, except as expressly provided herein, in performing its obligations or exercising its rights under this Agreement, it is acting independently and is not acting in concert with, on behalf of, as agent for, or as joint venturer of, any other Member. Other than in respect of the Company, nothing contained in this Agreement shall be construed as creating a corporation, association, joint stock company, business trust, or organized group of Persons, whether incorporated or not, among or involving any Member or its Affiliates, and nothing in this Agreement shall be construed as creating or requiring any continuing relationship or commitment as between such parties other than as specifically set forth in this Agreement.

Section 1.7      Business Purpose. The purpose of the Company is to carry on any and all lawful businesses and activities permitted from time to time under the Act. On the terms and subject to the conditions of this Agreement, the Company is authorized to enter into, make and perform all contracts and other undertakings, and engage in all other activities and transactions as the Manager may deem necessary, advisable or convenient for carrying out the purposes of the Company.

Section 1.8      Powers. Subject to the limitations set forth in this Agreement, the Company will possess and may exercise all of the powers and privileges granted to it by the Act, any other Law, or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purposes of the Company set forth in Section 1.7.

Section 1.9      Certificates; Filings. The Articles of Conversion and Articles of Organization were previously filed on behalf of the Company in the office of the Secretary of State of the State of Oregon as required by the OBCA and the Act. The Manager shall take any and all other actions reasonably necessary to maintain the status of the Company under the Laws of the State of Oregon or any other state in which the Company shall do business. If requested by the Manager, the Members shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the Manager to accomplish all filing, recording, publishing, and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited liability company under the Laws of the State of Oregon, (b) if the Manager deems it advisable, the operation of the Company as a limited liability company, in all jurisdictions in which the Company proposes to operate, and (c) all other filings required (or determined by the Manager to be necessary or appropriate) to be made by the Company.

Section 1.10      Representations and Warranties by the Members.

(a)            Individual-Member-Specific Representations. Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) that is an individual represents and warrants to, and covenants with, each other Member that (i) the execution of this Agreement and the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member’s property is bound, or any statute, regulation, order or other Law to which such Member is subject and (ii) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms, except (A) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (B) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(b)            Non-Individual-Member-Specific Representations. Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) that is not an individual represents and warrants to, and covenants with, each other Member that (i) the execution of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its general partner(s), managing member(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the execution of this Agreement and consummation of such transactions will not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be), any material agreement by which such Member or any of such Member’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other Law to which such Member or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, and (iii) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms, except (A) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (B) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(c)           Securities Laws. Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member) represents and warrants that it has acquired and continues to hold its interest in the Company for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Member further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a speculative and illiquid investment.

(d)           Survival of Representations and Warranties. The representations and warranties contained in Sections 1.10(a), 1.10(b), and 1.10(c) shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company), and the dissolution, liquidation, and termination of the Company.

(e)           No Representations as to Performance. Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Company or the Manager have been made by the Company or any Member or any employee or representative or Affiliate of the Company or any Member, and that projections and any other information, including financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.

(f)            Modification of Representations and Warranties. The Manager may permit the modification of any of the representations and warranties contained in Sections 1.10(a), 1.10(b), and 1.10(c), as applicable, to any Member (including any Additional Member or Substituted Member or any transferee of either); provided, that such representations and warranties, as modified, shall be set forth in either (i) a Unit Designation applicable to the Units held by such Member or (ii) a separate writing addressed to the Company.

Article II

UNITS; CAPITAL CONTRIBUTIONS

Section 2.1     Units.

(a)           Generally. The interests of the Members in the Company are divided into, and represented by, the Units, each having the rights and obligations specified in this Agreement.

(b)           Classes. The Units are initially divided into:

(i)            “Class A Units,” which are issuable solely to the Manager and such other persons as the Manager shall determine;

(ii)           “Class B Units,” which are issuable to the Members as set forth on the Register and as otherwise provided in this Agreement; and

(iii)          Other Classes of Units. The Company may issue additional Units or create additional classes, series, subclasses, or sub-series of Units in accordance with this Agreement.

(c)            Recapitalization. Immediately upon the effectiveness of this Agreement and without any action required on the part of the Company or any Member, (i) each Series A Preferred Unit, Series A-1 Preferred Unit, Series A-2 Preferred Unit, Series A-3 Preferred Unit, Series A-4 Preferred Unit, Series A-5 Preferred Unit and Common Unit (each, as defined in the Fifth Operating Agreement) of the Company issued and outstanding immediately prior to the effective time of this Agreement shall be re-classified into 1.5818, 1.5818, 1.5636, 1.5576, 1.5818, 1.6303, and 1.00, Common Units of the Company, respectively, and immediately after such re-classification (ii) each Common Unit issued and outstanding immediately prior to the Effective Time (including each Common Unit issued pursuant to the immediately preceding clause (i)) shall be re-classified into a number of Class B Units equal to the Exchange Ratio (as defined in the Merger Agreement) (collectively, the “Recapitalization”).

Section 2.2     Capital Contributions of the Members; No Deficit Restoration Obligation.

(a)           Capital Contributions. The Members made, shall be treated as having made, or have agreed to make, Capital Contributions to the Company and were issued the Units indicated on the Register. Except as provided by Law or in this Agreement, the Members shall have no obligation or, except as otherwise provided in this Agreement or with the prior written consent of the Manager, right to make any other Capital Contributions or any loans to the Company.

(b)           No Deficit Restoration Obligation. No Member shall have an obligation to make any contribution to the capital of the Company as the result of a deficit balance in its Capital Account, and any such deficit shall not be considered a Debt owed to the Company or to any other Person for any purpose whatsoever.

Section 2.3     No Interest; No Return. No Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account balance. Except as provided by this Agreement, any Unit Designation, or by Law, no Member shall have any right to demand or receive a withdrawal or the return of its Capital Contribution from the Company. Except to the extent provided in this Agreement or in any Unit Designation, no Member shall have priority over any other Member as to distributions or the return of Capital Contributions.

Section 2.4     Issuances of Additional Units. Subject to the rights of any Member set forth in a Unit Designation:

(a)            General. The Company may issue additional Units for any Company purpose at any time or from time to time to the Members (including, subject to Section 2.4(b), the Manager) or any other Person and may admit any such Person as an Additional Member for such consideration and on such terms and conditions as shall be established by the Company. Any additional Units may be issued in one or more classes or one or more series of any of such classes with such designations, preferences, conversion or other rights, voting powers, restrictions, rights to distributions, qualifications and terms and conditions of redemption (including rights that may be senior or otherwise entitled to preference over existing Units) as shall be determined by the Company (each, a “Unit Designation”). Upon the issuance of any additional Unit, the Manager shall amend the Register and the books and records of the Company as appropriate to reflect such issuance. Except to the extent specifically set forth in any Unit Designation, a Unit of any class or series other than a Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter.

(b)           Issuances to the Manager. No additional Units shall be issued to the Manager unless at least one of the following conditions is satisfied:

(i)            The additional Units are issued to all Members holding Common Units in proportion to their respective Percentage Interests in the Common Units;

(ii)           The additional Units are (x) Class A Units issued in connection with an issuance of Class A Common Stock or issued with appropriate adjustments to the Exchange Rate in accordance with Section 11.4, or (y) Equivalent Units (other than Common Units) issued in connection with an issuance of Preferred Stock, New Securities, or other interests in the Manager (other than Common Stock), and, in each case, the Manager contributes to the Company the net proceeds received in connection with the issuance of such Class A Common Stock, Preferred Stock, New Securities, or other interests in the Manager;

(iii)          There is a recapitalization of the Capital Stock of the Manager, including any stock split, stock dividend, reclassification or similar transaction;

(iv)          The additional Units are issued upon the conversion, redemption or exchange of Debt, Units or other securities issued by the Company and held by the Manager; or

(v)           The additional Units are issued in accordance with the express terms of Section 2.5(g) or any of the other provisions of this Article II (other than Section 2.4(a)).

(c)           Issuances of Class B Units. No additional Class B Units shall be issued except in the event of a recapitalization of the Capital Stock of the Manager, including any stock split, stock dividend, reclassification or similar transaction.

(d)           No Preemptive Rights. Except as expressly provided in this Agreement or in any Unit Designation, no Person shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Unit.

Section 2.5     Additional Funds and Additional Capital Contributions

(a)            General. The Company may, at any time and from time to time, determine that it requires additional funds (“Additional Funds”) for the acquisition or development of additional Assets, for the redemption of Units, or for such other purposes as the Company may determine. Additional Funds may be obtained by the Company in any manner provided in, and in accordance with, the terms of this Section 2.5 without the approval of any Member or any other Person.

(b)           Additional Capital Contributions. The Company may obtain any Additional Funds by accepting Capital Contributions from any Members or other Persons. In connection with any such Capital Contribution, the Company is hereby authorized from time to time to issue additional Units (as set forth in Section 2.4) in consideration for such Capital Contribution.

(c)           Loans by Third Parties. The Company may obtain any Additional Funds by incurring Debt payable to any Person upon such terms as the Company determines appropriate, including making such Debt convertible, redeemable, or exchangeable for Units; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of all or any portion of such Debt unless that Member otherwise agrees in writing.

(d)           Issuance of Securities by the Manager.

(i)            Unless otherwise agreed to by the Members, after the completion of the SPAC Transaction, except in the case of a Liquidity Offering for purposes of a Cash Settlement, the Manager shall not issue any additional Capital Stock or New Securities unless the Manager contributes the net proceeds received from the issuance of such additional Capital Stock or New Securities (as the case may be) and from the exercise of the rights contained in any such additional Capital Stock or New Securities to the Company in exchange for (i) in the case of an issuance of Class A Common Stock, Class A Units, (ii) in the case of an issuance of Class B Common Stock, Class B Units, or (iii) in the case of an issuance of Preferred Stock or New Securities, Equivalent Units. If at any time any Preferred Stock or New Securities are issued that are convertible into or exercisable for Class A Common Stock or another security of the Manager, then upon any such conversion or exercise, the corresponding Equivalent Unit shall be similarly converted or exercised, as applicable, and an equal number of Class A Units or other Equivalent Units shall be issued to the Manager. It is the intent of the parties that the Manager will always own Units equivalent in number and rights to its outstanding Capital Stock (other than Class B Units, which shall be equivalent in number, but not rights, to its outstanding Class B Common Stock), except as provided pursuant to Section 11.4, and the parties hereby acknowledge that the Manager may make reasonable adjustments to its own capitalization, subject to applicable Law and the terms of any such outstanding Capital Stock, in order to effect such parity.

(ii)           New Securities that are derivative securities issued under any Incentive Compensation Plan of the Manager shall not require issuance of Equivalent Units by the Company until such time as such derivative securities are exercised for Capital Stock of the Manager.

(e)           Reimbursement of Issuance Expenses. If the Manager issues additional Capital Stock or New Securities and contributes the net proceeds (after deduction of any underwriters’ discounts and commissions) received from such issuance to the Company pursuant to Section 2.5(d), the Company shall reimburse or assume (on an after-tax basis) the Manager’s expenses associated with such issuance.

(f)            Repurchase or Redemption of Capital Stock. If any shares of Capital Stock, or New Securities are repurchased, redeemed or otherwise retired (whether by exercise of a put or call, automatically or by means of another arrangement) by the Manager, then the Manager shall cause the Company, immediately before such repurchase, redemption or retirement of such Capital Stock or New Securities, to redeem, repurchase or otherwise retire a corresponding number of Class A Units, Class B Units, or Equivalent Units held by the Manager, upon the same terms and for the same consideration as the Capital Stock or New Securities to be repurchased, redeemed, or retired.

(g)           Reinvestment of Excess Tax Distributions. Notwithstanding anything to the contrary in this Agreement, if the Manager (i) receives Tax Distributions in an amount in excess of the amount necessary to enable the Manager to meet or pay its U.S. federal, state and local Tax obligations, its obligations under the Tax Receivable Agreement, and any other operating expenses or (ii) holds any other excess cash amount, the Manager may, in its sole discretion, (A) distribute such excess cash amount to its shareholders or (B) contribute such excess cash amount to the Company in exchange for a number of Units or other equity securities of the Company determined in its sole discretion based on the Fair Market Value of such Units or securities, and in such case, the Manager may distribute to the holders of Class A Common Stock an amount of shares of Class A Common Stock (if the Company issues Units to the Manager) or such other equity securities of the Manager (if the Company issues equity securities of the Company other than Units) corresponding to the Class A Common Stock or equity securities issued by the Company and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Class A Common Stock or equity securities of the Company that were issued to the Manager.

Article III

DISTRIBUTIONS

Section 3.1     Distributions Generally.

(a)            Except as otherwise provided in this Article III and subject to the terms of any Unit Designation, the Company shall distribute an amount of Available Cash if, when, and as determined by the Manager to the Members pro rata in accordance with the number of their Units.

Section 3.2     Tax Distributions.

(a)            Generally. If the amount distributed to a Member pursuant to Section 3.1 in respect of a Fiscal Year is less than that Member’s Assumed Tax Liability, the Company shall distribute an amount of Available Cash to the Members such that each Member receives distributions of Available Cash in respect of each Fiscal Year in an amount at least equal to the Member’s Assumed Tax Liability for such Fiscal Year (each such distribution, a “Tax Distribution”). Any Tax Distribution made to a Member shall reduce future amounts otherwise distributable to such Member under Section 3.1 or Section 9.3(a). Except as provided in Section 3.2(d) and subject to any Unit Designation, all Tax Distributions shall be made pro rata in accordance with Units.

(b)           Calculation of Assumed Tax Liability. For purposes of calculating the amount of each Member’s Tax Distributions under Section 3.2(a), a Member’s “Assumed Tax Liability” means an amount equal to the product of:

(i)            the sum of (A) the net taxable income and gain allocated to that Member from the Company for U.S. federal income tax purposes in the Fiscal Year and (B) to the extent (x) determined by the Company in its sole discretion and (y) attributable to the Company, the amount the Member is required to include in income by reason of Code sections 707(c) (but not including guaranteed payments for services within the meaning of Code section 707(c)), 951(a), and 951A(a); multiplied by

(ii)           unless otherwise determined by the Company, the highest combined effective U.S. federal, state, and local marginal rate of tax applicable to an individual resident in Portland, Oregon, San Francisco, California or New York, New York (whichever results in the application of the highest state and local tax rate for a given type of income) for the Fiscal Year (such tax rate, the “Assumed Tax Rate”).

The calculation required by this Section 3.2(b) shall be made by (i) taking into account (x) the character of the income or gain and (y) any limitations on the use of deductions or credits allocable with respect to the Fiscal Year and (ii) disregarding the effect of any special basis adjustments resulting from any election under Section 754 of the Code, including adjustments under Code section 732, 734(b) or 743(b). In addition, the Company shall adjust a Member’s Assumed Tax Liability to the extent the Company reasonably determines is necessary or appropriate as a result of any differences between U.S. federal income tax law and the tax laws of other jurisdictions in which the Company has a taxable presence. The Company shall calculate the amount of any increase described in the preceding sentence by applying the principles of Section 3.2(b)(i) and (ii) replacing the words “U.S. federal” with a reference to the applicable jurisdiction.

(c)           Timing of Tax Distributions. If reasonably practicable, the Company shall make distributions of the estimated Tax Distributions in respect of a Fiscal Year on a quarterly basis to facilitate the payment of quarterly estimated income taxes, taking into account amounts previously distributed by reason of this Section 3.2. Not later than sixty (60) Business Days after the end of the Fiscal Year, the Company shall make a final Tax Distribution in an amount sufficient to fulfill the Company’s obligations under Section 3.2(a).

(d)           Impact of Insufficient Available Cash. If the amount of estimated or final Tax Distributions to be made exceeds the amount of the Available Cash, the Tax Distribution to which each Member is entitled shall be reduced in accordance with the provisions of this Section 3.2(d) (the amount of the reduction in each Member’s share, the “Tax Distribution Shortfall Amount”), and Available Cash shall be distributed in the following order of priority:

(i)            First, to the Manager in an amount equal to the full amount of its Tax Distribution, but calculated by substituting the words “a corporation doing business” for “an individual resident” in the definition of “Assumed Tax Rate”;

(ii)           Second, to the Members other than the Manager pro rata in accordance with their Units in an amount such that each such Member has received distributions pursuant to this Section 3.2(d)(ii) that is not less than their Assumed Tax Liability (calculated by substituting the words “a corporation doing business” for “an individual resident” in the definition of “Assumed Tax Rate”); and

(iii)          Third, to the Members (including the Manager) pro rata in accordance with their Units until each Member has received the full amount of its Tax Distribution calculated in accordance with Section 3.2(b).

Any Tax Distribution Shortfall Amounts will be carried forward to subsequent Fiscal Years and will be distributed when and to the extent that the Company has sufficient Available Cash. The distribution of any Tax Distribution Shortfall Amounts to a Member shall for all purposes of this Agreement be a Tax Distribution and shall reduce future amounts otherwise distributable to such Member under Section 3.1 or Section 9.3(a).

(e)            No Tax Distributions on Liquidation. No Tax Distributions shall be made in connection with a Liquidating Event or the liquidation of a Member’s Units in the Company.

Section 3.3     Distributions in Kind. No Member may demand to receive property other than cash as provided in this Agreement. The Company may make a distribution in kind of Assets to the Members, and if a distribution is made both in cash and in kind, such distribution shall be made so that, to the fullest extent practical, the percentage of the cash and any other Assets distributed to each Member entitled to such distribution is identical.

Section 3.4     Distributions to Reflect Additional Units. If the Company issues additional Units pursuant to the provisions of Article II, subject to the provisions of any Unit Designation, the Manager is authorized to make such revisions to this Article III and to Annex C as it determines are reasonably necessary or desirable to reflect the issuance of such additional Units, including making preferential distributions to certain classes of Units.

Section 3.5     Other Distribution Rules.

(a)           Transfers. From and after the Transfer of a Unit, for purposes of determining the rights to distributions (including Tax Distributions) under this Agreement, distributions (including Tax Distributions) made to the transferor Member, along with any withholding or deduction in respect of any such distribution, shall be treated as having been made to the transferee unless otherwise determined by the Company.

(b)           Record Date for Distributions. The Company may designate a Record Date for purposes of calculating and giving effect to distributions. All distributions shall be made to the holders of record as of the applicable Record Date.

(c)           Over-Distributions. If the amount of any distribution to a Member under the Agreement exceeds the amount to which the Member in entitled (e.g., by reason of an accounting error), the Member shall, upon written notice of the over-distribution delivered to the Member within one year of the over-distribution, promptly return the amount of such over-distribution to the Company.

(d)           Reimbursements of Preformation Capital Expenditures. To the extent a distribution (or deemed distribution resulting from a reduction in a Member’s share of Company liabilities for federal tax purposes) otherwise would be treated as proceeds in a sale under Code section 707(a)(2)(B), the Members intend such actual or deemed distribution to reimburse preformation capital expenditures under Treas. Reg. § 1.707-4(d) to the maximum extent permitted by Law.

(e)           Limitation on Distributions. Notwithstanding any provision of this Agreement to the contrary, the Company shall not make a distribution to any Member to the extent such distribution would violate the Act or other Law or would result in the Company or any of its Subsidiaries being in default under any material agreement.

Article IV

Management and OPERATIONS

Section 4.1     Management.

(a)           Authority of Manager.

(i)            Except as otherwise provided in this Agreement, the Manager shall have full, exclusive, and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to do or cause to be done any and all acts, at the expense of the Company, as the Manager deems necessary or appropriate to accomplish the purposes and direct the affairs of the Company. Without limiting the generality of the preceding sentence and subject to Section 4.1, the Manager may cause the Company, without the consent or approval of any other Member, to enter into any of the following in one or a series of related transactions: (i) any merger, (ii) any acquisition, (iii) any consolidation, (iv) any sale, lease or other transfer or conveyance of Assets, (v) any recapitalization or reorganization of outstanding securities, (vi) any merger, sale, lease, spin-off, exchange, transfer or other disposition of a Subsidiary, division or other business, (vii) any issuance of Debt or equity securities (subject to any limitations expressly provided for in this Agreement), or (viii) any incurrence of Debt.

(ii)           The Manager shall have the exclusive power and authority to bind the Company and shall be an agent of the Company’s business. The actions of the Manager taken in such capacity and in accordance with this Agreement shall bind the Company. Except to the extent expressly delegated in writing by the Manager, no Member or Person other than the Manager shall be an agent for the Company or have any right, power or authority to transact any business in the name of the Company or act for or on behalf of or to bind the Company.

(iii)          Subject to the rights of any Member set forth in Section 4.1(f), any determinations to be made by the Company pursuant to this Agreement shall be made by the Manager, and such determinations shall be final, conclusive and binding upon the Company and every Member.

(iv)          The Manager shall constitute a “manager” (as that term is defined in the Act) of the Company.

(v)           The Manager may not be removed by the Members, with or without cause, except with the consent of the Manager.

(b)           Appointment of Officers. The Manager may, from time to time, appoint such officers and establish such management and/or advisory boards or committees of the Company as the Manager deems necessary or advisable, each of which shall have such powers, authority, and responsibilities as are delegated in writing by the Manager from time to time. Each such officer and/or board or committee member shall serve at the pleasure of the Manager. The initial Officers of the Company are set forth on Annex D attached to this Agreement.

(c)           No Participation by Members. Except as otherwise expressly provided in this Agreement or required by any non-waivable provision of the Act or other Law and subject to Section 4.1, no Member (acting in such capacity) shall (x) have any right to vote on or consent to any other matter, act, decision or document involving the Company or its business or any other matter, or (y) take part in the day-to-day management, or the operation or control, of the business and affairs of the Company. No Member, as such, shall have the power to bind the Company.

(d)           Bankruptcy. Only the Manager may commence a voluntary case on behalf of, or an involuntary case against, the Company under a chapter of Title 11 U.S.C. by the filing of a “petition” (as defined in 11 U.S.C. 101(42)) with the United States Bankruptcy Court. Any such petition filed by any other Member, to the fullest extent permitted by Law, shall be deemed an unauthorized and bad faith filing, and all parties to this Agreement shall use their best efforts to cause such petition to be dismissed.

(e)           Amendment of Agreement. All amendments to this Agreement must be approved by the Manager. Subject to the rights of any Member set forth in a Unit Designation and Section 4.1(f) and Section 4.1(g), the Manager shall have the power, without the consent or approval of any Member, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i)            To add to the obligations of the Manager or surrender any right or power granted to the Manager or any Affiliate of the Manager for the benefit of the Members;

(ii)           To reflect a change that is of an inconsequential nature or does not adversely affect the Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with Law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with Law or with the provisions of this Agreement;

(iii)          To satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency, or in federal or state Law;

(iv)          To reflect the admission, substitution, or withdrawal of Members, the Transfer of any Units, the issuance of additional Units, or the termination of the Company in accordance with this Agreement, and to amend the Register in connection with such admission, substitution, withdrawal, or Transfer;

(v)           To set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any additional Units issued pursuant to Article II;

(vi)          If the Company is the Surviving Company in any Termination Transaction, to modify Section 11.1 or any related definitions to provide the holders of interests in the Surviving Company rights that are consistent with Section 7.7(b)(iii); and

(vii)         To reflect any other modification to this Agreement as is reasonably necessary or appropriate for the business or operations of the Company or the Manager and that does not violate a Unit Designation, Section 4.1(f), or Section 4.1(g).

(f)            Certain Amendments and Actions Requiring Member Consent.

(i)            Notwithstanding anything in Section 4.1(e) or Article X to the contrary, this Agreement shall not be amended, and no action may be taken by the Manager or the Company without the consent of any Member holding Common Units that would be adversely affected by such amendment or action. Without limiting the generality of the preceding sentence, for purposes of this Section 4.1(f)(i), the Members holding Common Units will be deemed to be adversely affected by an amendment or action that would (A) adversely alter the rights of any Member to receive the distributions to which such Member is entitled pursuant to Article III or Section 9.3(a)(iii), (B) convert the Company into a corporation or cause the Company to be classified as a corporation for federal income tax purposes (other than in connection with a Termination Transaction), or (C) amend this Section 4.1(f)(i). Notwithstanding the provisions of the preceding two sentences of this Section 4.1(f)(i), but subject to Section 4.1(f)(ii), the consent of any Member holding Common Units that would be adversely affected by an amendment or action shall not be required for any such amendment or action that affects all Members holding the same class or series of Units on a uniform or pro rata basis if such amendment or action is approved by a Majority-in-Interest of the Members of such class or series. If some, but not all, of the Members consent to such an amendment or action, the Company may, in its discretion, make such amendment or action effective only as to the Members that consented to it, to the extent it is practicable to do so.

(ii)           This Agreement shall not be amended, and no action may be taken by the Manager without the consent of any Member holding Common Units that would be adversely affected by such amendment or action if such amendment or action would (A) modify the limited liability of a Member or increase the obligation of a Member to make a Capital Contribution to the Company or (B) amend this Section 4.1(f)(ii).

(g)           Implementation of Amendments. Upon obtaining any Consent required under this Section 4.1 or otherwise required by this Agreement, and without further action or execution by any other Person, including any Member, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Manager, and (ii) the Members shall be deemed a party to and bound by that amendment of this Agreement.

Section 4.2     Tax Actions. All tax-related actions, decisions, or determinations (or failure to take any available tax-related action, decision, or determination) by or with respect to the Company or any Subsidiary of the Company not expressly reserved for the Members shall be made, taken, or determined by the Manager.

Section 4.3     Compensation and Reimbursement of Manager.

(a)            General. The Manager shall not receive any fees from the Company for its services in administering the Company, except as otherwise provided in this Agreement.

(b)           Reimbursement of Manager. The Company shall be liable for, and shall reimburse the Manager on an after-tax basis at such intervals as the Manager may determine, all:

(i)            overhead, administrative expenses, insurance and reasonable legal, accounting and other professional fees and expenses of the Manager;

(ii)           expenses of the Manager incidental to being a public reporting company;

(iii)          reasonable fees and expenses related to the SPAC Transactions or any subsequent public offering of equity securities of the Manager (without duplicating any provisions of Section 2.5(e)) or private placement of equity securities of the Manager (including any reasonable fees and expenses related to the registration for resale of any such securities), whether or not consummated;

(iv)          franchise and similar taxes of the Manager and other fees and expenses in connection with the maintenance of the existence of the Manager;

(v)           customary compensation and benefits payable by the Manager, and indemnities provided by the Manager on behalf of, the officers, directors, and employees of the Manager; and

(vi)          reasonable expenses paid by the Manager on behalf of the Company; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the Manager with respect to bank accounts or other instruments or accounts held by it on behalf of the Company as permitted pursuant to Section 4.4. Such reimbursements shall be in addition to any reimbursement of the Manager as a result of indemnification pursuant to Section 4.7.

Section 4.4     Outside Activities.

(a)            Limitation on Outside Activities of Manager. The Manager shall not directly or indirectly enter into or conduct any business, other than in connection with (i) the ownership, acquisition, and disposition of Units, (ii) maintaining its legal existence (including the ability to incur and pay, as applicable, fees, costs, expenses and taxes relating to that maintenance), (iii) the management of the business of the Company and its Subsidiaries, (iv) its operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, (v) the offering, sale, syndication, private placement, or public offering of stock, bonds, securities, or other interests of the Manager, (vi) the financing or refinancing of any type related to the Company or its Assets or activities, (vii) receiving and paying dividends and distributions or making contributions to the capital of its Subsidiaries, (viii) filing tax reports and tax returns and paying taxes and other customary obligations in the ordinary course (and contesting any taxes), (ix) participating in tax, accounting, and other administrative matters with respect to its Subsidiaries and providing administrative and advisory services (including treasury and insurance services, including maintaining directors’ and officers’ insurance on its behalf and on behalf of its Subsidiaries) to its Subsidiaries, (x) holding any cash or property (but not operating any property), (xi) indemnifying officers, directors, members of management, managers, employees, consultants, or independent contractors of the Manager, the Company or their respective Subsidiaries, (xii) entering into any Termination Transaction or similar transaction in accordance with this Agreement, (xiii) preparing reports to governmental authorities and to its shareholders, (xiv) holding director and shareholder meetings, preparing organizational records, and other organizational activities required to maintain its separate organizational structure, (xv) complying with applicable Law, (xvi) engaging in activities relating to any management equity plan, stock option plan or any other management or employee benefit plan of the Manager, the Company or their respective Subsidiaries, and (xvii) engaging in activities that are incidental to clauses (i) through (xvi). The provisions of this Section 4.4 shall restrict only the Manager and its Subsidiaries (other than the Company and its Subsidiaries) and shall not restrict the other Members or any Affiliate of the other Members (other than the Manager).

(b)           Outside Activities of Members.

(i)            Subject to (x) Article XI of the Certificate of Incorporation of the Manager, (y) any agreements entered into pursuant to Section 4.5, and (z) any other agreements (including any employment agreement) entered into by a Member or any of its Affiliates with the Manager, the Company or a Subsidiary, any Member (but, with respect to the Manager, subject to Section 4.4(a)), or any officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company, and, in any such case, need not (A) first offer the Company or any of its Subsidiaries an opportunity to participate in such business interests or activities or (B) account to the Company or any of its Subsidiaries with respect to such business interests or activities.

(ii)           None of the Members, the Company or any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any other Member or Person. Subject to any other agreements entered into by a Member or its Affiliates with the Manager, the Company or a Subsidiary, no Member (other than the Manager) or any such other Person shall have any obligation pursuant to this Agreement to offer any interest in any such business ventures to the Company, any Member, or any such other Person.

Section 4.5     Transactions with Affiliates. Subject to the provisions of Section 4.1(f) and Section 4.4, the Company may enter into any transaction or arrangement with the Manager or Subsidiaries of the Company or other Persons in which the Company has an equity investment on terms and conditions determined by the Manager. Without limiting the foregoing, but subject to Section 4.4, (a) the Company may (i) lend funds to, or borrow funds from, the Manager or to Subsidiaries of the Company or other Persons in which the Company has an equity investment and (ii) transfer Assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which the Company or any of its Subsidiaries is or thereby becomes a participant, and (b) the Manager may (i) propose and adopt on behalf of the employee benefit plans funded by the Company for the benefit of employees of the Manager, the Company, Subsidiaries of the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, to or for the benefit of the Manager, the Company or any of the Company’s Subsidiaries and (ii) sell, transfer or convey any property to the Company, directly or indirectly.

Section 4.6     Limitation on Liability.

(a)           General. To the fullest extent permitted by Law, including by ORS 63.160 of the Act, no Indemnitee, in such capacity, shall be liable to the Company, any Member or any of their respective Affiliates, for any losses sustained or liabilities incurred as a result of any act or omission of such Person if (i) either (A) the Indemnitee, at the time of such act or omission, determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the Company or (B) in the case of omission by the Indemnitee, the Indemnitee did not intend its, his or her inaction to be harmful or opposed to the best interests of the Company and (ii) the act or omission did not constitute fraud or intentional misconduct by the Indemnitee.

(b)           Action in Good Faith. An Indemnitee acting under this Agreement shall not be liable to the Company for its, his, or her good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand, restrict, or eliminate the duties and liabilities of such Persons otherwise existing at Law or in equity, are agreed by the Members to replace fully and completely such other duties and liabilities of such Persons. Whenever the Manager or the Company is permitted or required to make a decision or take an action under this Agreement (i) in making such decisions, such Person shall be entitled to take into account its own interests as well as the interests of the Members as a whole or (ii) in its “good faith” or under another expressed standard, such Person shall act under such express standard and shall not be subject to any other or different standards.

(c)           Outside Counsel. The Manager may consult with legal counsel, accountants and financial or other advisors, and any act or omission suffered or taken by the Manager on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors will be full justification for any such act or omission, and the Manager will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.

(d)           Duties of Members. Other than obligations of Members explicitly set forth in this Agreement, no Member (other than the Manager in its capacity as a manager), including any Member who may be deemed to be a controlling Member under applicable Law (other than the Manager in its capacity as a manager), shall owe any duty (of loyalty, care or otherwise) to the Company or to any other Member solely by reason of being a Member. With respect to each matter requiring approval of a Majority-in-Interest of the Members, each Member having voting rights may grant or withhold such Member’s vote under this Agreement, in such Member’s sole judgment, as directed or otherwise determined by such Member, without regard to the interests of any other Member or of the Company, and no Member shall have any duty to represent or act in the best interests of the Company or any other Member.

Section 4.7     Indemnification.

(a)            General. The Company shall indemnify and hold harmless each Indemnitee (and such Person’s heirs, successors, assigns, executors or administrators) to the full extent permitted by Law and to the same extent and in the same manner provided by the provisions of Article VI of the Bylaws of the Manager applicable to officers and directors as if such provisions were set forth herein, mutatis mutandis, and applied to each such Indemnitee.

(b)           Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section 4.7 shall not be exclusive of any other right that any Person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.

(c)           Nature of Rights. The rights conferred upon Indemnitees in this Section 4.7 shall be contract rights and shall continue as to an Indemnitee who has ceased to be the Manager, an Affiliate of the Manager, the Tax Representative, the Designated Individual, or an officer or director of the Manager, the Company, or their respective Affiliates. Any amendment, alteration or repeal of this Section 4.7 or of Article VI of the Bylaws of the Manager that would adversely affect any right of an Indemnitee or its successors shall apply prospectively only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place before such amendment, alteration or repeal.

Article V

BOOKS AND RECORDS

Section 5.1     Books and Records.

(a)            General. The Company shall maintain in its principal business office, or any other place as may be determined by the Company, the books and records of the Company.

(b)            Specific Records. In particular, the Company shall maintain:

(i)            A register containing the name, address, and number and class of Units (including Equivalent Units) of each Member, and such other information as the Manager may deem necessary or desirable and attached to this Agreement as Annex A (as may be amended or updated from time to time, the “Register”). The Manager shall from time to time update the Register as necessary to ensure the Register is accurate, including as a result of any sales, exchanges, or other Transfers, or any redemptions, issuances, or similar events involving Units. Except as required by Law, no Member shall be entitled to receive a copy of the Register or of the information set forth in the Register relating to any Member other than itself.

(ii)            A copy of the Articles of Conversion, Articles of Organization and this Agreement and all amendments thereto.

Section 5.2     Financial Accounts. At all times during the continuance of the Company, the Company shall prepare and maintain separate books of account for the Company for financial reporting purposes, on an accrual basis, in accordance with United States generally accepted accounting principles, consistently applied.

Section 5.3     Inspection; Confidentiality. The Manager may keep confidential from the Members (or any of them) for such period of time as the Manager determines to be reasonable, any information (a) that the Manager believes to be in the nature of trade secrets, (b) the disclosure of which the Manager in good faith believes is not in the best interests of the Company or the Manager, or (c) that the Company or the Manager is required by Law, agreement, or customary commercial practice to keep confidential. Subject to the provisions of the previous sentence, the Members (personally or through an authorized representative) may, for purposes reasonably related to their respective interests in the Company, examine and copy (at their own cost and expense) the books and records of the Company at all reasonable business hours upon reasonable prior notice.

Section 5.4     Information to Be Provided by Manager to Members. The Company shall deliver (or otherwise make accessible) to each Member a copy of any information mailed or delivered electronically to all of the common stockholders of the Manager as soon as practicable after such mailing or electronic delivery.

Article VI

Tax Matters, ACCOUNTING, AND REPORTING

Section 6.1     Tax Matters.

(a)            Tax Returns. The Company shall use reasonable best efforts to cause to be prepared and timely filed (taking into account available extensions) all federal, state, and local, and non-U.S. tax returns of the Company for each year for which such returns are required to be filed and shall determine the appropriate treatment of each tax item of the Company and make all other determinations with respect to such tax returns.

(b)           Other Tax Matters. Each of the provisions of Annex C, which address various tax matters, is incorporated into and shall constitute a part of this Agreement.

Section 6.2     Accounting and Fiscal Year. Unless otherwise determined by the Company or required by Code section 706, the fiscal year of the Company (the “Fiscal Year”) shall be the calendar year ending December 31st, or, in the case of the last Fiscal Year of the Company, the fraction thereof ending on the date on which the winding up of the Company is completed.

Article VII

UNIT TRANSFERS AND member WITHDRAWALS

Section 7.1     Transfer Generally Prohibited. No Units shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article VII and Article XI. Any Transfer or purported Transfer of a Unit not made in accordance with this Article VII or Article XI shall be null and void ab initio. Units shall not be subject to the claims of any creditor, spouse for alimony or support, or legal process and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

Section 7.2     Conditions Generally Applicable to All Transfers. All Transfers are subject to the satisfaction of the following conditions:

(a)           Transfers by Members Other than the Manager.

(i)            Consent of Manager. No Member other than the Manager shall Transfer any portion of its Units to any transferee without the prior written consent of the Manager unless the Transfer is a Related-Party Transfer.

(ii)           Assumption of Obligations; No Relief from Obligations. Any transferee of all or a portion of a Unit (whether or not admitted as a Substituted Member) shall take subject to and assume, by operation of Law or express agreement, all of the obligations of the transferor Member under this Agreement with respect to such Transferred Unit. No Transfer (other than pursuant to a statutory merger or consolidation pursuant to which all obligations and liabilities of the transferor Member are assumed by a successor corporation by operation of Law) shall relieve the transferor Member of its obligations under this Agreement without the approval of the Manager.

(iii)          No Rights as Member. No transferee, whether by a voluntary Transfer, by operation of Law or otherwise, shall have any rights under this Agreement unless admitted as a Substituted Member.

(b)           Transfers by the Manager.

(i)            Consent of Members. The Manager may not Transfer any of its Units without the consent of a Majority-in-Interest of the Members, except in connection with an Applicable Sale or Termination Transaction or to a wholly owned subsidiary in accordance with Section 7.2(b)(ii).

(ii)           Transfer to Subsidiary. Subject to compliance with the other provisions of this Article VII, the Manager may Transfer all of its Units at any time to any Person that is, at the time of such Transfer, a direct or indirect wholly owned Subsidiary of the Manager without the consent of any Member and may designate the transferee to become the new Manager for all purposes of this Agreement.

(c)           Withholding with Respect to a Transfer of Units. A Member making a Transfer permitted by this Agreement shall comply with Section 4.10(b) of Annex C.

(d)            Other Restrictions on Transfer. In addition to any other restrictions on Transfer in this Agreement, no Member may Transfer a Unit (including by way of acquisition of Units by the Manager or any other acquisition of Units by the Company) if the Company determines:

(i)            Such Transfer would create a material risk of the Company being classified as an association taxable as a corporation for U.S. federal, state, or local income tax purposes;

(ii)           That the Transfer would be to any Person or entity that lacks the legal right, power or capacity to own a Unit;

(iii)          That the Transfer would be in violation of Law;

(iv)          That the Transfer would be of any fractional or component portion of a Unit or rights to distributions, separate and apart from all other components of a Unit;

(v)           That the Transfer would create a material risk that the Company would become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified Person” (as defined in Code section 4975(c));

(vi)          That the Transfer would create a material risk that any portion of the Assets would constitute assets of any employee benefit plan pursuant to Department of Labor Reg. § 2510.2-101;

(vii)         That the Transfer would require the registration of such Unit pursuant to any applicable federal or state securities Laws;

(viii)        That such Transfer would create a material risk that the Company would become a reporting company under the Exchange Act; or

(ix)          That the Transfer would subject the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

Section 7.3     Substituted Members.

(a)            Admission as Member. A transferee of Units of a Member, other than a Related-Party Transferee, may be admitted as a Substituted Member only with the consent of the Company. A Related-Party Transferee shall be admitted as a Substituted Member without the consent of the Company, subject to compliance with Section 7.3(b). The failure or refusal by the Company to permit a transferee of Units to become a Substituted Member shall not give rise to any cause of action against the Company or the Manager. A transferee who has been admitted as a Substituted Member in accordance with this Article VII shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement.

(b)           Documents to Be Provided by Transferee. No transferee shall be admitted as a Substituted Member until and unless it furnishes to the Manager (i) evidence of acceptance, in form and substance satisfactory to the Manager, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such transferee and (iii) such other documents and instruments as the Manager may require to effect such transferee’s admission as a Substituted Member, including a certification from the transferee or an opinion of counsel reasonably acceptable to the Company in respect of any of the restrictions on transfer set forth in Section 7.2(d) (which certification or opinion may be waived, in whole or in part, in the sole discretion of the Company).

(c)            Amendment of Books and Records. In connection with, and as evidence of, the admission of a Substituted Member, the Manager or Company shall amend the Register and the books and records of the Company to reflect the name, address and number of Units of such Substituted Member and to eliminate or adjust, if necessary, the name, address and number of Units of the predecessor of such Substituted Member.

Section 7.4     Drag-Along Rights.

(a)            If at any time the Manager and/or its Affiliates (excluding, for purposes of this Section 7.4, the Company and its Subsidiaries) desire to Transfer in one or more transactions a sufficient portion of its and/or their Units (or any beneficial interest therein) to constitute a Change of Control to a bona fide third party that is not an Affiliate of the Manager (an “Applicable Sale”), the Manager may require each other Member either (i) to sell the same ratable share of its Units as is being sold by the Manager and such Affiliates (based upon the total Units held by the Manager and its Affiliates at such time) on the same terms and conditions and/or (ii) to exchange its Units pursuant to Section 11.1(b) (each, a “Drag-Along Right”). The Manager may in its sole discretion elect to cause the Manager and/or the Company to structure the Applicable Sale as a merger or consolidation or as a sale of the Company’s Assets.(b) No Member shall have any dissenters’ rights, appraisal rights or similar rights in connection with any Applicable Sale, and no Member may object to any subsequent liquidation or other distribution of the proceeds from an Applicable Sale that is a sale of Assets. Each Member agrees to consent to, and raise no objections against, an Applicable Sale. In the event of the exercise by the Manager of its Drag-Along Right pursuant to this Section 7.4, each Member shall take all reasonably necessary and desirable actions approved by the Manager in connection with the consummation of the Applicable Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to provide customary and reasonable representations, warranties, indemnities, covenants, conditions and other agreements relating to such Applicable Sale and to otherwise effect the transaction; provided, however, that (A) such Members shall not be required to give disproportionately greater or more onerous representations, warranties, indemnities, or covenants than the Manager or its Affiliates, (B) such Members shall not be obligated to bear any share of the out-of-pocket expenses, costs, or fees (including attorneys’ fees) incurred by the Company or its Affiliates in connection with such Applicable Sale unless and to the extent that such expenses, costs, and fees were incurred for the benefit of the Company or all of its Members, (C) such Members shall not be obligated or otherwise responsible for more than their proportionate shares of any indemnities or other liabilities incurred by the Company and the Members as sellers in respect of such Applicable Sale, (D) any indemnities or other liabilities approved by the Manager shall be limited, in respect of each Member, to such Member’s share of the proceeds from the Applicable Sale, and (E) such Members shall not be required to enter into any non-compete agreement in connection with such Applicable Sale.

(c)            At least five (5) Business Days before consummation of an Applicable Sale, the Manager shall (i) provide the Members written notice (the “Applicable Sale Notice”) of the Applicable Sale, which notice shall contain (A) the name and address of the third-party purchaser, (B) the proposed purchase price, terms of payment, and other material terms and conditions of the purchaser’s offer, together with a copy of any binding agreement with respect to the Applicable Sale and (C) notification of whether the Manager has elected to exercise its Drag-Along Right and (ii) promptly notify the Members of all proposed changes to the material terms and keep the Members reasonably informed as to all material terms relating to the Applicable Sale or contribution, and promptly deliver to the Members copies of all final material agreements relating to the Applicable Sale not already provided in accordance with this Section 7.4(c) or otherwise. The Manager shall provide the Members written notice of the termination of an Applicable Sale within five (5) Business Days following such termination, which notice shall state that the Applicable Sale Notice served with respect to such Applicable Sale is rescinded.

Section 7.5     Company Right to Call Units. Beginning on the date on which the aggregate Percentage Interests of the Members (other than the Manager and its Subsidiaries) are less than fifteen (15) percent, the Company shall have the right, but not the obligation, from time to time and at any time to redeem all (but not less than all) outstanding Exchangeable Units by treating each Member as an Exchangeable Unit Member who has delivered an Elective Exchange Notice pursuant to the Policy Regarding Exchanges in respect of all of such Exchangeable Unit Member’s Exchangeable Units. The Company shall exercise this right by giving notice to an Exchangeable Unit Member stating that the Company has elected to exercise its rights under this Section 7.5. The notice given by the Company to an Exchangeable Unit Member pursuant to this Section 7.5 shall be treated as if it were an Elective Exchange Notice delivered to the Company by such Exchangeable Unit Member. For purposes of this Section 7.5, the provisions of Annex C shall apply except to the extent otherwise determined by the Company.

Section 7.6     Withdrawal.

(a)           Permissible Withdrawals. Subject to any Unit Designation, no Member may withdraw from the Company other than:

(i)            As a result of a Transfer of all of such Member’s Units in accordance with this Article VII or Article XI with respect to which the transferee becomes a Substituted Member;

(ii)           Pursuant to an acquisition by the Manager or Subsidiary of the Manager of all of its Units; or

(iii)          With the prior written consent of the Company.

(b)           Consequences of Withdrawal. Any Member who Transfers all of its Units in a Transfer (i) permitted pursuant to this Article VII where such transferee was admitted as a Substituted Member or (ii) to the Manager, whether or not pursuant to Section 11.1, shall cease to be a Member but shall continue to have the obligations of a former Member that are expressly set forth in this Agreement.

Section 7.7     Restrictions on Termination Transactions.

(a)           General. Except as provided in Section 7.7(b), neither the Company nor the Manager shall engage in, or cause or permit, a Termination Transaction.

(b)           Consent. The Company or Manager may engage in, cause, or permit a Termination Transaction only if at least one of the following conditions is satisfied:

(i)            A Majority-in-Interest of the Members give Consent;

(ii)           In connection with any such Termination Transaction, each holder of Common Units (other than the Manager and its wholly owned Subsidiaries) will receive, or will have the right to elect to receive, for each Common Unit an amount of cash, securities or other property equal to the greatest amount of cash, securities or other property that the holder of Common Units would have received had it exercised its right to Exchange pursuant to Article XI and received Class A Common Stock in exchange for its Common Units immediately before such Termination Transaction; or

(iii)          All of the following conditions are met: (1) substantially all of the Assets directly or indirectly owned by the Company before the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by the Company or another limited partnership or limited liability company that is the survivor of a merger, consolidation or combination of assets with the Company (in each case, the “Surviving Company”); (2) the Surviving Company is classified as a partnership for U.S. federal income tax purposes and each of its Subsidiaries has the same classification for U.S. federal, state, and local tax purposes immediately after the Termination Transaction that each Subsidiary had immediately before the Termination Transaction; (3) the rights of such Members with respect to the Surviving Company (including pursuant to a Tax Receivable Agreement) are at least as favorable as those of Members holding Units immediately before the consummation of such Termination Transaction (except to the extent that any such rights are consistent with clause (4) of this Section 7.7(b)(iii)) and as those applicable to any other limited partners or non-managing members of the Surviving Company; and (4) such rights include the right to cause their interests in the Surviving Company to be redeemed at any time or times for cash in an amount equal to the Fair Market Value of such interest at the time of redemption, as determined at least once every calendar quarter by an independent appraisal firm of recognized national standing retained by the Surviving Company.

Section 7.8     Incapacity. If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator, or receiver of such Member’s estate (a “Member Representative”) shall have the same rights as the Incapacitated Member possessed to Transfer its Units. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company. Unless a Member or Member Representative informs the Company in writing of the Member’s Incapacity, the Company shall have the right to assume each Member is not Incapacitated. The Company shall have no obligation to determine whether or not a Member is Incapacitated.

Section 7.9     Legend. Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF NUSCALE POWER, LLC DATED AS OF MAY 2, 2022, AMONG THE MEMBERS LISTED THEREIN, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”

Article VIII

ADMISSION OF ADDITIONAL MEMBERS

Section 8.1      Admission of Additional Members.

(a)            Requirements for Admission. A Person (other than a then-existing Member) who makes a Capital Contribution to the Company in exchange for Units and in accordance with this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Manager (i) evidence of acceptance, in form and substance satisfactory to the Manager, of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 12.1, (ii) a counterpart signature page to this Agreement executed by such Person, and (iii) such other documents or instruments as may be required by the Manager in order to effect such Person’s admission as an Additional Member. In connection with, and as evidence of, the admission of an Additional Member, the Manager shall amend the Register and the books and records of the Company to reflect the name, address, number and type of Units of such Additional Member.

(b)            Consent of Company Required. Notwithstanding anything to the contrary in this Section 8.1, no Person shall be admitted as an Additional Member without the consent of the Company. The admission of any Person as an Additional Member shall become effective on the date determined by the Company (but in no case earlier than the satisfaction of all the conditions set forth in Section 8.1(a)).

Section 8.2      Limit on Number of Members. Unless otherwise permitted by the Manager, no Person shall be admitted to the Company after the date of this Agreement as an Additional Member if the effect of such admission would be to cause the Company to have a number of Members (including as Members for this purpose those Persons indirectly owning an interest in the Company through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Company to become a reporting company under the Exchange Act.

Article IX

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 9.1      Dissolution Generally.

(a)       Dissolution Only in Accordance with This Agreement. The Company shall not be dissolved by the substitution of Members or the admission of Additional Members in accordance with the terms of this Agreement. The Company may be dissolved, liquidated and terminated only pursuant to the provisions of this Article IX, and the Members hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company’s Assets.

(b)       Termination of Members. The death, retirement, resignation, expulsion, Bankruptcy, insolvency or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company shall not in and of itself cause dissolution of the Company.

Section 9.2      Events Causing Dissolution.

(a)            Actions by Members. No Member shall take any action to dissolve, terminate or liquidate the Company, or require apportionment, appraisal or partition of the Company or any of its Assets, or file a bill for an accounting, except as specifically provided in this Agreement, and each Member, to the fullest extent permitted by Law, waives any rights to take any such actions under Law, including any right to petition a court for judicial dissolution under ORS 63.661 of the Act.

(b)            Liquidating Events. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events (each, a “Liquidating Event”):

(i)            an election to dissolve the Company made by the Manager, with the Consent of a Majority-in-Interest of the Members;

(ii)            the expiration of forty-five (45) days after the sale or other disposition of all or substantially all Assets; or

(iii)            any other event that results in a mandatory dissolution under the Act.

Section 9.3      Distribution upon Dissolution.

(a)            Order of Distributions. Upon the dissolution of the Company pursuant to Section 9.2, the Manager (or, in the event that the Manager has dissolved, become Bankrupt or ceased to operate, any Person elected by a Majority-in-Interest of the Members (the Manager or such other Person, the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s Assets and liabilities, and the Company’s Assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Manager, include shares of stock in the Manager) shall be applied and distributed in the following order:

(i)            First, to the satisfaction of all of the Company’s Debts and liabilities to creditors, including Members who are creditors (other than with respect to liabilities owed to Members in satisfaction of liabilities for previously declared distributions), whether by payment or the making of reasonable provision for payment thereof;

(ii)            Second, to the satisfaction of all of the Company’s liabilities to the Members in satisfaction of liabilities for previously declared distributions, whether by payment or the making of reasonable provision for payment thereof; and

(iii)            The balance, if any, to the Members, in the same order of priorities provided for in Article III.

(b)            Discretion of Liquidator and Manager.

(i)            Notwithstanding the provisions of Section 9.3(a) that require liquidation of the Assets, but subject to the order of priorities set forth therein, if before or upon dissolution of the Company, the Liquidator determines that an immediate sale of part or all of the Company’s Assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any Assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants-in-common and in accordance with the provisions of Section 9.3(a), undivided interests in such Company Assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and any agreements governing the operation of such properties at such time. The Liquidator shall determine the Fair Market Value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(ii)            In the sole discretion of the Manager, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article IX may be:

A)            Distributed to a trust established for the benefit of the Manager and the Members for the purpose of liquidating Company Assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Manager arising out of or in connection with the Company and/or Company activities. The assets of any such trust shall be distributed to the Members, from time to time, in the reasonable discretion of the Manager, in the same proportions and amounts as would otherwise have been distributed to the Members pursuant to this Agreement; or

B)            Withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided, that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in Section 9.3(a) as soon as practicable.

Section 9.4      Rights of Members. Except as otherwise provided in this Agreement and subject to the rights of any Member set forth in a Unit Designation, (a) each Member shall look solely to the Assets for the return of its Capital Contribution, (b) no Member shall have the right or power to demand or receive property other than cash from the Company, and (c) no Member shall have priority over any other Member as to the return of its Capital Contributions or distributions.

Section 9.5      Termination. The Company shall terminate when all of the Assets, after payment of or due provision for all Debts, liabilities, and obligations of the Company, have been distributed to the Members in the manner provided for in this Article IX and the Articles of Organization shall have been cancelled in the manner required by the Act.

Article X

PROCEDURES FOR ACTIONS AND CONSENTS
OF MEMBERS; MEETINGS

Section 10.1      Actions and Consents of Members. The actions requiring Consent of any Member pursuant to this Agreement or otherwise pursuant to Law are subject to the procedures set forth in this Article X.

Section 10.2      Procedures for Meetings and Actions of the Members.

(a)            Time; Quorum; Consent. Meetings of the Members may be called only by the Manager and shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members entitled to act at the meeting not less than two (2) days nor more than ninety (90) days before the date of such meeting. Members may vote in Person or by proxy at such meeting. Unless approval by a different number or proportion of the Members is required by this Agreement or any Unit Designation, the affirmative vote of a Majority-in-Interest of the Members shall be sufficient to approve such proposal at a meeting of the Members. Whenever the Consent of any Members is permitted or required under this Agreement, such Consent may be given at a meeting of Members or in accordance with the procedure prescribed in Section 10.2(b).

(b)            Written Consents. Any action requiring the Consent of any Member or a group of Members pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Members may be taken without a meeting if a Consent in writing or by electronic transmission and filed with the Manager setting forth the action so taken or consented to is given by Members whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Members. Such Consent may be in one or several instruments and shall have the same force and effect as the affirmative vote of such Members at a meeting of the Members. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the Manager may require a response within a reasonable specified time, and failure to respond in such time period shall constitute a Consent that is consistent with the Manager’s recommendation with respect to the proposal.

(c)            Proxy. Each Member entitled to act at a meeting of Members may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

(d)            Record Date for Meetings and Other Purposes.

(i)            The Manager may set, in advance, a Record Date (x) for the purpose of determining the identities of the Members entitled to Consent to any action or entitled to receive notice of or vote at any meeting of the Members or (y) to make a determination of Members for any other proper purpose. Any such date shall not be before the close of business on the day the Record Date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Members, not less than two (2) days, before the date on which the meeting is to be held.

(ii)            If no Record Date is set, the Record Date for the determination of Members entitled to notice of or vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the Record Date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this Section 10.2(d), such determination shall apply to any adjournment thereof.

(e)            Conduct of Meetings. Each meeting of Members shall be conducted by the Manager or such other Person as the Manager may appoint pursuant to such rules for the conduct of the meeting as the Manager or such other Person deems appropriate.

(f)            Waivers. Any time period for notice with respect to meetings or consents of the Members may be waived by a Member as to such Member.

Article XI

EXCHANGE RIGHTS

Section 11.1      Elective and Mandatory Exchanges.

(a)            Elective Exchanges. Subject to the Policy Regarding Exchanges set forth in Annex E, as amended from time to time by the Company (the “Policy Regarding Exchanges”), an Exchangeable Unit Member shall have the right, from time to time, to surrender Exchangeable Units, along with an equal number of shares of Class B Common Stock, (free and clear of all liens, encumbrances, rights of first refusal and similar restrictions, except for those arising under this Agreement) to the Company or the Manager and to thereby cause the Company or the Manager to deliver to such Exchangeable Unit Member (or its designee) the Exchange Consideration as set forth in Section 11.3 (an “Elective Exchange”).

(b)            Mandatory Exchange Events. Units are subject to Mandatory Exchange in each of the following circumstances:

(i)            pursuant to Section 7.4, if an Applicable Sale is determined to be a Mandatory Exchange event in the sole discretion of the Manager;

(ii)            pursuant to Section 7.5; or

(iii)            in the discretion of the Manager, with the consent of Members whose Class B Units represent fifty percent (50%) of the Class B Units of all Members in the aggregate, all Members will be required to exchange all Exchangeable Units then held by the Members.

(c)            Mandatory Exchange Notices and Dates. Upon the occurrence of any of the circumstances set out in Section 11.1(b), the Manager may exercise its right to cause a mandatory exchange of a Member’s Exchangeable Units and an equal number of shares of Class B Common Stock (a “Mandatory Exchange”) by delivering to each Member a written notice pursuant to the notice provisions in Section 12.6 (a “Mandatory Exchange Notice”). A Mandatory Exchange Notice will specify the basis for the Mandatory Exchange, the Exchangeable Units of the Company to which the Mandatory Exchange applies, the Exchange Consideration and the effective date of such Mandatory Exchange (the “Mandatory Exchange Date”), which shall be no earlier than ten (10) Business Days after delivery of the Mandatory Exchange Notice. The Member receiving the Mandatory Exchange Notice shall use its reasonable best efforts to deliver the Certificates, as applicable, representing the applicable Exchangeable Units and corresponding shares of Class B Common Stock (free and clear of all liens, encumbrances, rights of first refusal and similar restrictions, except for those arising under this Agreement) no later than one (1) Business Day before the Mandatory Exchange Date. Upon the Mandatory Exchange Date, the Company will affect the Mandatory Exchange.

Section 11.2      Additional Terms Applying to Exchanges.

(a)            Rights of Exchangeable Unit Member. On an Exchange Date, all rights of the Exchangeable Unit Member as a holder of the Exchangeable Units and, if the applicable Exchangeable Units are Class B Units, shares of Class B Common Stock held by the holder of the Class B Units that are subject to the Exchange, shall cease, and, unless the Company or Manager, as applicable, has elected Cash Settlement as to all Exchangeable Units tendered, the Manager shall use commercially reasonable efforts to cause the transfer agent or registrar of the Manager to update the stock register of the Manager such that such Exchangeable Unit Member (or its designee) becomes the record holder of the shares of Class A Common Stock to be received by the Exchangeable Unit Member in respect of such Exchange.

(b)            Right of Manager to Acquire Exchangeable Units. With respect to Units surrendered in an Elective Exchange or subject to a Mandatory Exchange, the Manager shall have the right but not the obligation to have the Manager (in lieu of the Company) acquire Exchangeable Units and, if the applicable Exchangeable Units are Class B Units, an equal number of shares of Class B Common Stock held by the holder of those Class B Units, directly from an Exchangeable Unit Member for the elected Exchange Consideration. If the Manager acquires Exchangeable Units as described in the preceding sentence, those Exchangeable Units shall be automatically recapitalized into the same number of Class A Units as the Exchangeable Units.

(c)            Expenses. Except as otherwise agreed by the Company, the Manager and an Exchangeable Unit Member, the Company, the Manager, and each Exchangeable Unit Member shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated. Notwithstanding the foregoing sentence, the Manager (or the Company, at the Manager’s direction) shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered pursuant to an Elective Exchange in a name other than that of the Exchangeable Unit Member that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Exchangeable Unit Member) or the Cash Settlement is to be paid to a Person other than the Exchangeable Unit Member that requested the Exchange, then such Exchangeable Unit Member or the Person in whose name such shares are to be delivered or to whom the Cash Settlement is to be paid shall pay to the Manager (or the Company, at the Manager’s direction) the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Manager that such tax has been paid or is not payable.

(d)            Concurrent Delivery of Class B Common Stock. No Exchange of Class B Units may be made without a concurrent delivery of an equal number of shares of Class B Common Stock. Any shares of Class B Common Stock surrendered in an Exchange shall automatically be deemed retired without any action on the part of any Person, including the Manager. Any such retired shares of Class B Common Stock shall no longer be outstanding, all rights with respect to such shares shall automatically cease and terminate, and such shares shall return to the status of authorized but unissued shares of the Manager.

Section 11.3      Exchange Consideration; Settlement.

(a)            Generally. The Manager shall have the right, in its sole discretion, to elect the form of Exchange Consideration with respect to any Exchange. On an Exchange Date, provided the Exchangeable Unit Member has satisfied its obligations under the Policy Regarding Exchanges and not validly retracted such proposed Exchange, the Manager shall deliver or cause to be delivered the Exchange Consideration to such Exchangeable Unit Member (or its designee), at the address set forth on the applicable Exchange Notice. If the Manager elects a Cash Settlement, the Manager shall only be obligated to contribute to the Company (or, if the Manager elects to settle directly pursuant to Section 11.2(b), settle directly for an amount equal to) an amount in respect of such Cash Settlement equal to the net proceeds (after deduction of any underwriters’ discounts and commissions) from the sale by the Manager of a number of shares of Class A Common Stock equal to the number of Exchangeable Units being Exchanged for such Cash Settlement. Except as otherwise required by Law, the Manager shall, for U.S. federal income tax purposes, be treated as paying an appropriate portion of the selling expenses described in the previous sentence as agent for and on behalf of the Exchangeable Unit Member. Except as otherwise determined by the Manager, if (i) the Manager determines that some or all of the Exchange Consideration with respect to an Exchange will be Class A Common Stock and (ii) such Exchange would, but for this Section 11.3(a), result in the Exchangeable Unit Member’s receipt of a fractional share of Class A Common Stock, then the number of shares of Class A Common Stock to be received by the Exchangeable Unit Member shall be rounded down to the nearest whole number of shares and the amount of the reduction shall be paid as a Cash Settlement.

(b)            Restriction on Cash Settlement of Class B Units. Except in connection with a payment in respect of a fractional share (as described in the final sentence of Section 11.3(a)), the Manager may elect Cash Settlement with respect to an Exchange of Exchangeable Units that are Class B Units only to the extent the Cash Settlement is funded by the proceeds (net of underwriting discounts and commissions) of a Liquidity Offering with respect to that Exchange.

(c)            Notice of Intended Exchange Consideration. At least two (2) Business Days before the Exchange Date, the Manager shall give written notice to the Company (with a copy to the Exchangeable Unit Member) of its intended Exchange Consideration. If the Manager does not timely deliver such written notice, the Manager shall be deemed to have elected to settle the Exchange with shares of Class A Common Stock.

(d)            Settlement through Depository Trust Company. To the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, the Manager or the Company will, upon the written instruction of an Exchangeable Unit Member, deliver the shares of Class A Common Stock deliverable to such Exchangeable Unit Member through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such Exchangeable Unit Member in the Exchange Notice.

(e)            Obligations of Manager and Company. Upon any Exchange, the Manager or the Company, as applicable, shall take such actions as (A) may be required to ensure that such Exchangeable Unit Member receives the shares of Class A Common Stock and/or the Cash Settlement that such Exchangeable Unit Member is entitled to receive in connection with such Exchange pursuant to Section 11.3(a), and (B) may be reasonably within its control that would cause such Exchange to be treated as a direct exchange between the Manager and the Member for U.S. federal and applicable state and local income tax purposes.

Section 11.4      Adjustment. To the extent not reflected in an adjustment to the Exchange Rate, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, then, upon any subsequent Exchange, an Exchangeable Unit Member shall be entitled to receive the amount of such security, securities or other property that such Exchangeable Unit Member would have received if such Exchange had occurred immediately before the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, this Section 11.4 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

Section 11.5      Class A Common Stock to Be Issued in Connection with an Exchange.

(a)            Class A Common Stock Reserve. The Manager shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable under this Agreement upon all such Exchanges; provided, however, that the Manager may satisfy its obligations in respect of any such Exchange by delivery of unencumbered purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Manager or any subsidiary thereof). The preceding sentence shall not affect the Manager’s right to elect a Cash Settlement.

(b)            Rule 16(b) Exemption. The Manager has taken and will take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of the Manager (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of the Manager for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of the Manager (including directors-by-deputization) who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Manager upon the registration of any class of equity security of the Manager pursuant to Section 12 of the Exchange Act.

(c)            Validity of Class A Common Stock. The Manager covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive right of stockholders of the Manager or any right of first refusal or other right in favor of any Person.

Section 11.6      Withholding. Each Member acknowledges and agrees that the Company may be required by Law to deduct and withhold any amounts by reason of any federal, state, local, or non-U.S. tax laws or regulations in respect of any Exchange, as provided in Section 4.10(c) of Annex C.

Section 11.7      Tax Treatment. Unless otherwise agreed to in writing by the Exchangeable Unit Member and the Manager, it is intended that, for U.S. federal and applicable state and local income tax purposes, each Exchange be treated as direct exchange between the Manager and the Exchangeable Unit Member that is a taxable transaction to the Exchangeable Unit Member. All applicable parties shall treat each Exchange consistently with the intended treatment for all U.S. federal and applicable state and local tax purposes unless otherwise required by a “determination” within the meaning of Code section 1313(a) or a change in Law.

Section 11.8      Contribution by Manager. On the Exchange Date (i) the Manager shall contribute to the Company the shares of Class A Common Stock and/or Cash Settlement that the Manager has elected to deliver and that the Exchangeable Unit Member is entitled to receive in the applicable Exchange and (ii) the Company shall issue to the Manager a number of Class A Units equal to the number of Exchangeable Units (and corresponding number of Class B Shares) surrendered by the Exchangeable Unit Member.

Section 11.9      Apportionment of Distributions. Distributions with a Record Date on or before the Exchange Date shall be made to the Exchangeable Unit Member.

Article XII

MISCELLANEOUS

Section 12.1      Conclusive Nature of Determinations. All determinations, interpretations, calculations, adjustments and other actions of the Manager, the Company, the Board of Directors (or a committee to which the Board of Directors has delegated such authority), or a designee of any of the foregoing that are within such Person’s authority under this Agreement shall be binding and conclusive on a Member absent manifest error. In connection with any such determination, interpretation, calculation, adjustment, or other action, the Manager, the Company, the Board of Directors (or a committee to which the Board of Directors has delegated such authority), or the designee of any of the foregoing shall be entitled to resolve any ambiguity with respect to the manner in which such determination, interpretation, calculation, adjustment or other action is to be made or taken, and shall be entitled to interpret the provisions of this Agreement in such a manner as such Person determines to be fair and equitable, and such resolution or interpretation shall be binding and conclusive on a Member absent manifest error.

Section 12.2      Company Counsel. THE COMPANY, THE MANAGER AND AFFILIATED ENTITIES MAY BE REPRESENTED BY THE SAME COUNSEL. THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR THE COMPANY MAY ALSO PERFORM SERVICES FOR THE MANAGER AND AFFILIATES THEREOF. THE MANAGER MAY, WITHOUT THE CONSENT OF THE MEMBERS, EXECUTE ON BEHALF OF THE COMPANY ANY CONSENT TO THE REPRESENTATION OF THE COMPANY THAT COUNSEL MAY REQUEST PURSUANT TO THE NEW YORK RULES OF PROFESSIONAL CONDUCT OR SIMILAR RULES IN ANY OTHER JURISDICTION. THE COMPANY HAS INITIALLY SELECTED GIBSON, DUNN & CRUTCHER LLP AND STOEL RIVES LLP (EACH, “COMPANY COUNSEL”) AS LEGAL COUNSEL TO THE COMPANY. EACH MEMBER ACKNOWLEDGES THAT COMPANY COUNSEL DOES NOT REPRESENT ANY MEMBER IN ITS CAPACITY AS SUCH IN THE ABSENCE OF A CLEAR AND EXPLICIT WRITTEN AGREEMENT TO SUCH EFFECT BETWEEN SUCH MEMBER AND COMPANY COUNSEL (AND THEN ONLY TO THE EXTENT SPECIALLY SET FORTH IN SUCH AGREEMENT), AND THAT IN THE ABSENCE OF ANY SUCH AGREEMENT COMPANY COUNSEL SHALL OWE NO DUTIES TO ANY MEMBER. EACH MEMBER FURTHER ACKNOWLEDGES THAT, WHETHER OR NOT COMPANY COUNSEL HAS IN THE PAST REPRESENTED OR IS CURRENTLY REPRESENTING SUCH MEMBER WITH RESPECT TO OTHER MATTERS, UNLESS OTHERWISE EXPRESSLY AGREED BY COMPANY COUNSEL, COMPANY COUNSEL HAS NOT REPRESENTED THE INTERESTS OF ANY MEMBER IN THE PREPARATION AND/OR NEGOTIATION OF THIS AGREEMENT.

Section 12.3      Appointment of Manager as Attorney-in-Fact.

(a)            Execution of Documents. Each Member, including each Additional Member and Substituted Member that is a Member, irrevocably makes, constitutes and appoints the Manager, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including:

(i)            All certificates and other instruments (including counterparts of this Agreement), and all amendments thereto, that the Manager deems appropriate to form, qualify, continue or otherwise operate the Company as a limited liability company (or other entity in which the Members will have limited liability comparable to that provided in the Act) in the jurisdictions in which the Company may conduct business or in which such formation, qualification or continuation is, in the opinion of the Manager, necessary or desirable to protect the limited liability of the Members.

(ii)            All amendments to this Agreement adopted in accordance with the terms of this Agreement, and all instruments that the Manager deems appropriate in accordance with the terms of this Agreement.

(iii)            All conveyances of Company Assets and other instruments that the Manager reasonably deems necessary in order to complete a dissolution and termination of the Company pursuant to this Agreement.

(b)            Power and Interest. The appointment by all Members of the Manager as attorney-in-fact shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Manager to act as contemplated by this Agreement in any filing and other action by it on behalf of the Company, shall survive the Incapacity of any Person hereby giving such power and the Transfer of all or any portion of such Person’s Units, and shall not be affected by the subsequent Incapacity of the Person.

Section 12.4      Entire Agreement. This Agreement, together with the Tax Receivable Agreement, the Registration Rights Agreement, and the certificate of incorporation of the Manager, in each case, as amended, supplemented or restated in accordance with its terms, and the other documents contemplated hereby and thereby, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior or contemporaneous agreements or understandings between the parties to this Agreement pertaining to the subject matter hereof, including the Fifth Operating Agreement.

Section 12.5      Further Assurances. Each of the parties to this Agreement does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by Law or reasonably necessary to effectively carry out the intent and purposes of this Agreement.

Section 12.6      Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or an officer of the Person to whom the same is directed, (b) sent by facsimile, overnight mail or registered or certified mail, return receipt requested, postage prepaid, or (c) (except with respect to notice to the Company or the Manager) sent by email, with electronic, written or oral confirmation of receipt, in each case addressed as follows:

(i)	if to the Company or the Manager:

c/o NuScale Power Corp.
6650 SW Redwood Lane
Suite 210
Portland, OR 97224
Attn: General Counsel
	E-mail:	generalcounsel@nuscalepower.com

with copies (which shall not constitute notice) to:

Fluor Enterprises,Inc.
6700 Las Colinas Blvd.
Irving, TX 75039
Attention: Chief Legal Officer

and to:

Gibson, Dunn& Crutcher LLP
3161 Michelson Drive
Irvine, CA 92612
	Attn:	David C. Lee
John M. Williams III
Evan M. D’Amico
	E-mail:	DLee@GibsonDunn.com
JWilliams@GibsonDunn.com
EDAmico@GibsonDunn.com

and to:

Stoel Rives LLP
760 SW Ninth Avenue, Suite 3000
Portland, OR 97205
	Attn:	Jason M. Brauser
	E-mail:	jason.brauser@stoel.com

or to such other address as the Company may from time to time specify by notice to the Members;

(ii)	if to any Member, to:

the address, email, or facsimile number of such Member set forth in the records of the Company.

Any such notice shall be deemed to be delivered, given and received for all purposes as of: (A) the date so delivered, if delivered personally, (B) upon receipt, if sent by facsimile or email, or (C) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

Section 12.7      Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties to this Agreement, shall be governed by and construed in accordance with the Laws of the State of Oregon without regard to otherwise governing principles of conflicts of Law.

Section 12.8      Jurisdiction and Venue. The parties to this Agreement agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the state courts of the State of Oregon, or, if such court shall not have jurisdiction, any federal court located in the State of Oregon (the “Selected Courts”), and each of the parties hereby irrevocably consents to the jurisdiction of the Selected Courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any Selected Court. Without limiting the foregoing, each party agrees that service of process on such party in the manner provided for notice in Section 12.6 shall be deemed effective service of process on such party.

Section 12.9      Equitable Remedies. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts, this being in addition to any other remedy to which they are entitled at Law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties to this Agreement. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at Law would be adequate.

Section 12.10      Construction. This Agreement shall be construed as if all parties to this Agreement prepared this Agreement.

Section 12.11      Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.

Section 12.12      Third-Party Beneficiaries. Except as provided in Section 4.7, nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement (or their respective legal representatives, successors, heirs and distributees) any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein, it being the intention of the parties to this Agreement that this Agreement is for the sole and exclusive benefit of such parties (or such legal representatives, successors, heirs and distributees) and for the benefit of no other Person.

Section 12.13      Binding Effect. Except as otherwise expressly provided herein, all of the terms and provisions of this Agreement shall be binding on, shall inure to the benefit of and shall be enforceable by the Members, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving an interest in the Company, whether as Substituted Members or otherwise.

Section 12.14      Severability. If any provision of this Agreement as applied to any party or any circumstance shall be adjudged by a court to be void, unenforceable or inoperative as a matter of Law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

Section 12.15      Survival. The provisions of Section 4.6 (Limitation on Liability), Section 4.7 (Indemnification), Section 12.1 (Conclusive Nature of Determinations), Section 12.3 (Appointment of Manager as Attorney-in-Fact), Section 12.4 (Entire Agreement), Section 12.5 (Further Assurances), Section 12.6 (Notices), Section 12.7 (Governing Law), Section 12.8 (Jurisdiction and Venue), Section 4.8 (Survival of Obligations) of Annex C, and this Section 12.15 (Survival) (and any other provisions of this Agreement necessary for the effectiveness of the enumerated sections) shall survive the termination of the Company and/or the termination of this Agreement.

Section 12.16      Effect on Other Obligations of Members or the Company. Nothing in this Agreement shall modify, amend, terminate or supersede any obligations or rights of any Member or the Company under any agreement between or among Member(s) and/or the Company (other than the Fifth Operating Agreement) that is in effect as of the date hereof.

Section 12.17      Confidentiality. Each Member recognizes and acknowledges that it has and may in the future receive certain confidential and proprietary information and trade secrets of the Company (including its predecessors), including confidential information of the Company (and its predecessors) regarding identifiable, specific and discrete business opportunities being pursued by the Company (the “Confidential Information”). Except as otherwise consented to by the Manager in writing, each Member (other than the Manager), on behalf of itself and, to the extent that such Member would be responsible for the acts of the following Persons under principles of agency Law, its managers, directors, officers, shareholders, partners, members, employees, representatives and agents) agrees that, during the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, it (a) will use the same degree of care as it uses to protect its own confidential information to keep confidential any Confidential Information furnished to such Member; (b) will not intentionally use any of the Confidential Information for any purpose other than monitoring its investment in the Company; and (c) will not disclose such Confidential Information to any third party for any reason or purpose whatsoever, except that each Member may disclose such information (i) to authorized directors, officers, employees, representatives and agents of the Company or the Manager and as otherwise may be proper in the course of performing such Member’s obligations or enforcing its rights under this Agreement and the agreements expressly contemplated hereby; (ii) to such Member’s (or any of its Affiliates’) Affiliates, auditors, accountants, attorneys or other agents who are informed of the Member’s obligations hereunder; (iii) to any bona fide prospective purchaser of the equity or assets of such Member or its Affiliates or the Units held by such Member, or prospective merger partner of such Member or its Affiliates, provided that such purchaser or merger partner agrees to be bound by the provisions of this Section 12.17 or other confidentiality agreement approved by the Manager; or (iv) as is required to be disclosed by any Law, by any governmental authority or stock exchange or by any listing or trading agreement concerning a Member or its Affiliates; provided that the Member required to make such disclosure pursuant to clause (iv) above shall provide to the Company prompt notice of such disclosure to enable the Company to seek an appropriate protective order or confidential treatment. It is acknowledged and agreed that a Member’s review of Confidential Information will inevitably enhance its knowledge and understanding of the Company’s industry in a way that cannot be separated from its other knowledge, and it shall not be a violation of Section 12.17(b) if such Member’s overall knowledge and understanding are used for purposes other than monitoring its investment in the Company. For purposes of this Section 12.17, the term “Confidential Information” shall not include any information which (x) such Person learns from a source other than the Company or the Manager, or any of their respective representatives, employees, agents or other service providers, and in each case who is not bound by a confidentiality obligation, (y) is disclosed in a prospectus, in other documents or in any other manner for dissemination to the public (in each case, not in violation of this Section 12.17), or (z) is independently developed by the disclosing Member without violating any requirement hereunder. Nothing in this Section 12.17 shall in any way limit or otherwise modify any confidentiality covenants entered into by any Member pursuant to any other agreement entered into with the Company or the Manager.

Article XIII

DEFINED TERMS

Section 13.1      Definitions. Unless otherwise indicated to the contrary, the following definitions shall be applied to the terms used in this Agreement:

“Act” means the Oregon Limited Liability Company Act (as it may be amended from time to time), and any successor to such statute.

“Additional Funds” is defined in Section 2.5(a).

“Additional Member” means a Person who is admitted to the Company as a Member pursuant to the Act and Section 8.1, who is shown as such on the books and records of the Company, and who has not ceased to be a Member pursuant to the Act and this Agreement.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that (i) none of the Members or their parent companies or Affiliates shall be deemed to be an Affiliate of any other Member or its parent company or Affiliates and (ii) none of the Members or their parent companies or Affiliates shall be deemed to be an Affiliate of the Company or any of its Affiliates. With respect to any Person who is an individual, “Affiliate” shall also include, without limitation, any Family Member of such Person.

“Applicable Sale” is defined in Section 7.4(a).

“Applicable Sale Notice” is defined in Section 7.4(c).

“Articles of Conversion” means the articles of conversion delivered by NuScale Power Inc. (the Company’s predecessor) to the office of the Secretary of State of the State of Oregon in accordance with the OBCA and the Act for filing, which articles became effective on September 30, 2011.

“Articles of Organization” means the articles of organization delivered by NuScale Power Inc. (the Company’s predecessor) to the office of the Secretary of State of the State of Oregon in accordance with the Act for filing, which articles became effective on September 30, 2011, as amended in connection with the Merger, and as such articles may be amended from time to time in accordance with the Act.

“Asset Value” is defined in Annex C.

“Assets” means any assets and property of the Company.

“Assumed Tax Liability” is defined in Section 3.2(b).

“Assumed Tax Rate” is defined in Section 3.2(b)(ii).

“Available Cash” means, after taking into account amounts determined by the Manager to be reasonably necessary or advisable to be retained by the Company to meet actual or anticipated, direct or indirect, expenses, capital investments, working capital needs or liabilities (actual, contingent or otherwise) of the Company, including the payment of any Imputed Underpayment or for the operation of the business of the Company, or to create reasonable reserves for any of the foregoing, cash (in United States dollars) of the Company that the Manager determines is available for distribution to the Members.

“Bankruptcy” means, with respect to any Person, the occurrence of any event specified in ORS 63.001(3) of the Act with respect to such Person, and the term “Bankrupt” has a correlative meaning.

“Board of Directors” means the Board of Directors of the Manager.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Capital Account” is defined in Annex C.

“Capital Contribution” means, with respect to any Member, the aggregate amount of money and the initial Asset Value of property (other than money) in such form as may be permitted by the Act that the Member contributes (or is treated as contributing) to the Company.

“Capital Stock” means a share of any class or series of stock of the Manager now or hereafter authorized.

“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the product of (x) the number of shares of Class A Common Stock that would otherwise be delivered to a Member in an Exchange, multiplied by (y) the price per share of Class A Common Stock. For purposes of the preceding sentence, in an Exchange of Class B Units, the price per share of Class A Common Stock shall only be determined by an underwritten offering undertaken by the Manager in anticipation of the Exchange (a “Liquidity Offering”). For purposes of this definition, the price per share of Class A Common Stock shall be determined net of any underwriting discounts and commissions and shall be subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. For purposes of determining Cash Settlement to be paid in settlement of a fractional share of Class A Common Stock, the price per share of Class A Common Stock shall be determined as the arithmetic average of the volume-weighted average prices for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by The Wall Street Journal or its successor, for each of the three (3) consecutive full Business Days ending on and including the last full Business Day immediately before the Exchange Date, in each case subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If, at the time of determination, the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the price per share of Class A Common Stock shall be determined in good faith by a committee of the Board of Directors composed of a majority of the directors of the Manager that do not have an interest in the Exchangeable Units.

“Certificates” means (A) if certificated, any certificates representing Exchangeable Units, (B) if certificated, any stock certificates representing the shares of Class B Common Stock required to be surrendered in connection with an Exchange of Class B Units, and (C) such other information, documents or instruments as either the Manager (or the Manager’s transfer agent) or the Company may reasonably require in connection with an Exchange. If any certificate or other document referenced in the immediately preceding sentence is alleged to be lost, stolen or destroyed, the Exchangeable Unit Member shall cooperate with and respond to the reasonable requests of the Manager (or the Manager’s transfer agent) and the Company and, if required by the Manager or the Company, furnish an affidavit of loss and/or an indemnity against any claim that may be made against the Manager or the Company on account of the alleged loss, theft or destruction of such certificate or other document.

“Change of Control” means, as of any date of determination, in one transaction or a series of related transactions, the Transfer of Units (or any beneficial interest therein) of the Company representing more than fifty (50) percent of the outstanding Common Units as of such date of determination.

“Class A Common Stock” means the Class A common stock of the Manager, $0.0001 par value per share.

“Class A Unit” is defined in Section 2.1(b)(i).

“Class B Common Stock” means a non-economic voting share in the Manager, with each share having non-economic rights equivalent to one share of Class A Common Stock.

“Class B Unit” is defined in Section 2.1(b)(ii).

“Code” means the Internal Revenue Code of 1986, as amended. All references in this Agreement to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

“Common Stock” means the Class A Common Stock or the Class B Common Stock (and shall not include any additional series or class of the Manager’s common stock created after the date of this Agreement).

“Common Unit” means a Class A Unit, a Class B Unit, and any other Unit designated as a Common Unit by the Company.

“Company” is defined in the preamble to this Agreement.

“Company Counsel” is defined in Section 12.2.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Member given in accordance with Article X.

“control,” including the terms “controlled by” and “under common control with,” means with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the Board of Directors or similar body governing the affairs of such Person.

“de minimis” shall mean an amount small enough as to make not accounting for it commercially reasonable or accounting for it administratively impractical, in each case as determined by the Manager.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; and (iii) obligations of such Person as lessee under capital leases.

“Drag-Along Right” is defined in Section 7.4(a).

“Elective Exchange” is defined in Section 11.1(a).

“Elective Exchange Date” means the effective date of an Elective Exchange.

“Elective Exchange Notice” is defined in Annex B.

“Equivalent Units” means Units with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption (the “Terms”) that are (a) relative to the Common Units and the other classes and series of Units that correspond to classes and series of Capital Stock, and (b) substantially the same as (or corresponding to) the Terms that any new Capital Stock or New Securities have relative to the Common Stock and other classes and series of Capital Stock or New Securities. The foregoing shall not apply to matters such as voting for members of the Board of Directors that are not applicable to the Company. In comparing the economic rights of any Preferred Stock with the economic rights of any Units, the effect of taxes may be taken into account.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange” means any Elective Exchange or Mandatory Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Consideration” shall mean, in the case of any Exchange, (x) the number of shares of Class A Common Stock that is equal to the product of the number of Exchangeable Units surrendered in the Exchange multiplied by the Exchange Rate (the “Stock Consideration”), (y) the Cash Settlement, plus, in the case of an Exchange of Class B Units under either subclause (x) or (y), an amount that is equal to $0.0001 multiplied by the number of shares of Class B Common Stock included in the Exchange, or (z) a combination of the Stock Consideration and the Cash Settlement.

“Exchange Date” means an Elective Exchange Date or Mandatory Exchange Date.

“Exchange Rate” means, in respect of any Exchange, subject to Section 11.4, a ratio, expressed as a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately before the Exchange and the denominator of which shall be the number of Class A Units owned by the Manager immediately before the Exchange. On the date of this Agreement, the Exchange Rate shall be 1.

“Exchangeable Unit” means each Class B Unit and any other Unit designated as an Exchangeable Unit by the Company.

“Exchangeable Unit Member” means (i) each Member, other than the Manager and any of its wholly owned Subsidiaries, that holds an Exchangeable Unit or (ii) each holder of an interest in a Member that holds an Exchangeable Unit pursuant to Article XI.

“Fair Market Value” of Units or other property, means the cash price that a third party would pay to acquire all of such Units (computed on a fully diluted basis after giving effect to the exercise of any and all outstanding conversion rights, exchange rights, warrants and options) or other property, as the case may be, in an arm’s-length transaction. Unless otherwise determined by the Company, the following assumptions will be made when determining the Fair Market Value of Units:

(a)  that the Company was being sold in a manner reasonably designed to solicit all possible participants and permit all interested Persons an opportunity to participate and achieve the best value reasonably available to the Members at the time; and

(b) that all existing circumstances are taken into account, including the terms and conditions of all agreements (including this Agreement) to which the Company is then a party or by which it is otherwise benefited or affected, determined.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors (whether by blood or by adoption), descendants (whether by blood or by adoption), brothers and sisters (whether by blood or by adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors (whether by blood or by adoption), descendants (whether by blood or by adoption), brothers and sisters (whether by blood or adoption) are beneficiaries.

“Fiscal Year” is defined in Section 6.2.

“Incapacity” or “Incapacitated” means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her Person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Member that is a partnership, the dissolution and commencement of the winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the Bankruptcy of such Member.

“Incentive Compensation Plan” means any plan, agreement or other arrangement that provides for the grant or issuance of equity or equity-based awards and that is now in effect or is hereafter adopted by the Company or the Manager for the benefit of any of their respective employees or other service providers (including directors, advisers and consultants), or the employees or other services providers (including directors, advisers and consultants) of any of their respective Affiliates or Subsidiaries.

“Indemnitee” means the Manager, each Affiliate of the Manager, the Tax Representative, the Designated Individual and each officer or director of the Manager, the Company or their respective Affiliates, in all cases in such capacity.

“IRS” means the United States Internal Revenue Service, or, if applicable, a state or local taxing agency.

“Law” means any applicable statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any governmental authority. The term “Lawful” has a correlative meaning.

“Liquidating Event” is defined in Section 9.2(b).

“Liquidator” is defined in Section 9.3(a).

“Liquidity Offering” is defined in the definition of Cash Settlement.

“Majority-in-Interest of the Members” means Members (excluding the Manager in its capacity as a Member) entitled to vote on or consent to any matter holding more than fifty percent (50%) of all outstanding Common Units held by all Members (excluding the Manager in its capacity as a Member) entitled to vote on or consent to such matter.

“Manager” is defined in the preamble to this Agreement.

“Mandatory Exchange” is defined in Section 11.1(c).

“Mandatory Exchange Date” is defined in Section 11.1(c).

“Mandatory Exchange Notice” is defined in Section 11.1(c).

“Member” means any Person named as a member of the Company on the Register of this Agreement (as amended from time to time) and any Person admitted as an Additional Member of the Company or a Substituted Member of the Company, in each case, in such Person’s capacity as a member of the Company, until such time as such Person has ceased to be a Member.

“Member Representative” is defined in Section 7.8.

“Merger” means the merger of Spring Valley Merger Sub, LLC with and into the Company, pursuant to the Agreement and Plan of Merger, by and among the Company, the Manager, and Spring Valley Merger Sub, LLC, dated December 13, 2021.

“New Securities” means any equity security as defined in Rule 3a11-1 under the Securities Exchange Act of 1934, as amended, excluding grants under the Incentive Compensation Plans, including (i) rights, options, warrants, or convertible or exchangeable securities that entitle the holder thereof to subscribe for or purchase, convert such securities into, or exchange such securities for, Common Stock or Preferred Stock and (ii) any Debt issued by the Manager that provides any of the rights described in clause (i).

“OBCA” means the Oregon Business Corporation Act, as amended from time to time.

“Percentage Interest” means, with respect to each Member, as to any class or series of relevant Units, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Units of such class or series held by such Member and the denominator of which is the total number of Units of such class or series held by all Members, in each case determined as of the date of determination. If not otherwise specified, “Percentage Interest” shall be deemed to refer to Common Units.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, syndicate, person, trust, association, organization or other entity, including any governmental authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Policy Regarding Exchanges” is defined in Section 11.1(a).

“Preferred Stock” means shares of preferred stock of the Manager now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Stock.

“Recapitalization” is defined in Section 2.1(c).

“Record Date” means the record date established by the Company for the purpose of determining the Members entitled to notice of or vote at any meeting of Members or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose, which, in the case of a record date fixed for the determination of Members entitled to receive any distribution, shall (unless otherwise determined by the Company) generally be the same as the record date established by the Manager for a distribution to the Members of its Capital Stock of some or all of its portion of such distribution.

“Register” is defined in Section 5.1(b)(i).

“Registration Rights Agreement” means the Registration Rights Agreement, effective on or about the date hereof, among the Manager and the other Persons party thereto, as the same may be amended, modified, supplemented or restated from time to time.

“Regulations” means the income tax regulations, including temporary regulations and, to the extent taxpayers are permitted to rely on them, proposed regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations). References to “Treas. Reg. §” are to the sections of the Regulations.

“Related-Party Transfer” means a Transfer by a Member of all or part of its Units to any Related-Party Transferee.

“Related-Party Transferee” means, with respect to a Member, (i) any Family Member of that Member, (ii) any direct or indirect member or equityholder of that Member or any Affiliate of that Member, (iii) any Family Member of any direct or indirect member or equityholder described in (ii), or (iv) the Manager or any Subsidiary of the Manager.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selected Courts” is defined in Section 12.8.

“SPAC Transactions” means the series of transactions effectuated pursuant to the Agreement and Plan of Merger, by and among the Company, the Manager, and Spring Valley Merger Sub, LLC, dated December 13, 2021.

“Subsidiary” means, with respect to any Person, any corporation or other entity if a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 7.3.

“Surviving Company” is defined in Section 7.7(b)(iii).

“Tax Distribution” is defined in Section 3.2(a).

“Tax Distribution Shortfall Amount” is defined in Section 3.2(d).

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of May 2, 2022, entered into by and among the Manager, the Company, each of the parties thereto identified as a “TRA Holder” or the “TRA Representative” and each of the successors and assigns thereto, and any other similar tax receivable (or comparable) agreements entered after the date of this Agreement.

“Termination Transaction” means any direct or indirect Transfer of all or any portion of the Manager’s Units in connection with, or the other occurrence of, (a) a merger, consolidation or other combination involving the Manager, on the one hand, and any other Person, on the other, (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Manager not in the ordinary course of its business, whether in a single transaction or a series of related transactions, (c) a reclassification, recapitalization or change of the outstanding Class A Common Stock (other than a change in par value, or from par value to no par value, or as a result of a stock split or reverse stock split, stock dividend or similar subdivision), (d) the adoption of any plan of liquidation or dissolution of the Manager, or (e) a Transfer of all or any portion of the Manager’s Units (other than to a wholly owned Affiliate).

“Terms” is defined in the definition of “Equivalent Units.”

“Transfer” means, in respect of any Units, property or other assets, any sale, assignment, hypothecation, lien, encumbrance, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, including rights to vote and receive dividends or other income with respect thereto, or any short position in a security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instruments, whether voluntarily or by operation of Law, or any agreement or commitment to do any of the foregoing. An Exchange shall not constitute a Transfer under this Agreement.

“Unit” means a fractional share of the limited liability company interest in the Company, which may be a Class A Unit or Class B Unit and shall be deemed to include any equity security received in connection with any recapitalization, merger, consolidation, or other reorganization, or by way of any distribution in respect of Units, in any such case, after the date of this Agreement.

“Unit Designation” is defined in Section 2.4(a).

Section 13.2      Interpretation. In this Agreement and in the exhibits to this Agreement, except to the extent that the context otherwise requires:

(a)            the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(b)            defined terms include the plural as well as the singular and vice versa;

(c)            words importing gender include all genders;

(d)            a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and all statutory instruments or orders made under it;

(e)            any reference to a “day” or “Business Day” means the whole of such day, being the period of 24 hours running from midnight to midnight;

(f)            references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits to this Agreement;

(g)            the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”; and

(h)            unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

MANAGER:		NUSCALE POWER CORP.

		By:	/s/ Robert K. Temple
		Name:	Robert K. Temple
		Title:	General Counsel & Secretary

MEMBERS:

NUSCALE POWER CORP.		FLUOR ENTERPRISES, INC.

By:	/s/ Robert K. Temple	By:	/s/ Joseph L. Brennan
Name:	Robert K. Temple	Name:	Joseph L. Brennan
Title:	General Counsel & Secretary	Title:	EVP & Chief Financial Officer

ARES CORPORATION		ENERCON SERVICES, INC.

By:		By:
Name:		Name:
Title:		Title:

NEXT TECH 1 NEW TECHNOLOGY INVESTMENT FUND		NEXT TECH 2 NEW TECHNOLOGY INVESTMENT FUND

By: Its Co-General Partner,		By: Its Co-General Partner,

IBK SECURITIES CO., LTD.		IBK SECURITIES CO., LTD.

By:		By:
Name:		Name:
Title:		Title:

By: Its Co-General Partner,		By: Its Co-General Partner,

BH INVESTMENT AND LIBERTY LTD.		BH INVESTMENT AND LIBERTY LTD.

By:		By:
Name:		Name:
Title:		Title:

[Signature Page to Sixth Amended and Restated Limited Liability Company Agreement of
NuScale Power, LLC]